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EXHIBIT 99.1


[LIFEPOINT LOGO]

FOR IMMEDIATE RELEASE

                               LIFEPOINT RELEASES
                            FINANCIAL RESULTS FOR THE
                      THIRD QUARTER ENDED DECEMBER 31, 2003

             ~ SHIPPING OF THE IMPACT(R) TEST SYSTEM HAS COMMENCED ~

ONTARIO, CALIFORNIA - February 11, 2004- LifePoint, Inc. (AMEX: LFP), a leader in non-invasive drug diagnostic technologies and solutions, today announced results of operations for the third quarter ended December 31, 2003. Net loss for the third quarter ended December 31, 2003 was $1.8 million, or $0.05 per share, compared to a net loss of $2.9 million, or $0.8 per share, for the quarter ended December 31, 2002.

"We are pleased to announce that LifePoint has completed the internal and field-testing of our enhanced IMPACT(R) Test System product at multiple sites", stated Linda H. Masterson, President and CEO of LifePoint Inc. "We have also continued validation of manufacturing processes, and have started to ship the product to current customers and distributors. After we have completed shipping to current customers, we plan to start to ship to new customers with our initial focus on US industrial and International law enforcement customers."

During the quarter ended December 31, 2003, LifePoint did not make any sales or record cost of sales. LifePoint spent $1.0 million on research and development (which includes manufacturing costs), $0.2 million on selling expenses and $0.6 million on general and administrative expenses. For the same three-month period in 2002 LifePoint spent $0.2 million on cost of sales, $1.4 million on research and development, $0.5 million on selling expenses and $0.6 million on general and administrative expenses.

For the nine months ended December 31, 2003, LifePoint did not make any sales or record cost of sales. During this nine months LifePoint spent $2.5 million on research and development which includes manufacturing costs), $0.4 million on selling expenses and $1.6 million on general and administrative expenses. For the same nine month period in 2002 LifePoint spent $1.3 million on cost of sales, $5.5 million on research and development, $1.7 million on selling expenses and $1.8 million on general and administrative expenses.

LifePoint will host a conference call today, February 11, 2004 at 4:30 PM EDT, (1:30 PM PDT) to discuss the financial results for the third quarter of fiscal 2004 and to provide an update on the IMPACT Test System. To participate, please dial 1-800-299-7635 and 1-617-786-2901 (international) Pass code #36893261.

                                   --- MORE---
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If you are unable to participate, an audio digital replay of the call will be available from February 11, 2004 at 6:30 p.m. EST until 6:30 p.m. EST, March 11, 2004, by dialing 1-888-286-8010 (domestic) or 617-801-6888 (international) using confirmation code #54967588. A web archive will be available for 30 days at http://www.streetevents.com, http://www.companyboardroom.com, or http://www.LifePointInc.com. The company will issue its quarterly letter to shareholders following the conference call.

                                                             FOR THE                         FOR THE
                                                       THREE MONTHS ENDED              NINE MONTHS ENDED
                                                           DECEMBER 31                     DECEMBER 31
                                                  -----------------------------   -----------------------------
                                                       2003            2002            2003            2002
                                                  -------------   -------------   -------------   -------------
Revenues                                          $         --    $     (1,240)   $    (18,500)   $    163,095

Costs and expenses:
  Cost of goods sold                                        --         238,433              --       1,270,428
  Research and Development                           1,032,061       1,431,415       2,556,230       5,456,899
  Selling Expenses                                     173,489         533,022         419,967       1,654,674
  General and Administrative Expenses                  587,387         644,066       1,628,735       1,798,477
                                                  -------------   -------------   -------------   -------------

    Total costs and expenses from operations         1,792,937       2,846,936       4,604,932      10,180,478
                                                  -------------   -------------   -------------   -------------
Loss from operations                                (1,792,937)     (2,848,176)     (4,623,432)    (10,017,383)

Interest income                                            590          (4,031)         16,656         (21,355)
Interest expense                                            --         (51,750)       (323,140)        (51,750)
Discount on settlement of trade payables                 3,558              --         727,171              --
                                                  -------------   -------------   -------------   -------------

   Total other income (expense)                          4,148         (55,781)        420,687         (73,105)
                                                  ------------    ------------    ------------    ------------

Net loss                                          $ (1,788,789)   $ (2,903,957)   $ (4,202,745)   $(10,090,488)

Less registration effectiveness fee                         --              --              --         413,615

Less preferred dividends                               524,531         343,867       7,745,427       1,033,468
                                                  -------------   -------------   -------------   -------------

Loss applicable to common shareholders            $ (2,313,320)   $ (3,247,824)   $(11,948,172)   $(11,537,571)
                                                  =============   =============   =============   =============

Loss applicable to common stockholders
  per common share:
    Weighted average common shares
      outstanding - basic and assuming dilution     42,122,394      35,827,164      39,135,182      35,604,319
                                                  =============   =============   =============   =============

Net loss per share applicable to
  common stockholders                             $      (0.05)   $      (0.08)   $      (0.31)   $      (0.32)
                                                  =============   =============   =============   =============


Cash at December 31                               $  3,871,902    $  1,227,280
                                                  =============   =============
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                                   --- MORE---
ABOUT LIFEPOINT, INC

LifePoint, Inc., a leader in non-invasive drug diagnostic technologies and solutions, has developed, manufactures and markets the IMPACT TEST SYSTEM - a rapid diagnostic testing, screening and drug monitoring device for use in law enforcement and the workplace, and in the future, ambulances, pharmacies, and home healthcare markets. LifePoint's patented and proprietary technologies for the use of saliva as a non-invasive, blood-comparable test specimen, used in conjunction with the flow immunosensor technology licensed from the United
States Navy, have allowed LifePoint to develop a broadly applicable, rapid, on-site diagnostic test system. The first product simultaneously detects drugs of abuse and alcohol. The initial three target markets - law enforcement, industrial workplace and medical emergency room - are estimated to be over $1.6 billion in total opportunity.

This press release contains forward-looking statements regarding future events and the future performance of LifePoint, Inc. that involve risks and uncertainties that could cause actual results to differ materially. Although the Company believes that the expectations reflected in any forward-looking statements made herein are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. The Company undertakes no obligation to update any forward-looking statements made to conform to actual results or to changes to expectations. These risks include, but are not limited to the potential need for additional financing, FDA 510(k) clearance in medical markets, dependence on third parties for certain marketing efforts, and market acceptance. These risks and others are described in further detail in the Company's reports filed with the Securities and Exchange Commission.

LIFEPOINT(R) and IMPACT(R) are trademarks of LifePoint, Inc.

CONTACTS:
LifePoint, Inc.
Linda H. Masterson, CEO & President
(909) 418-3000 x400
e-mail: LifePoint@LFPT.com
Web site: www.LifePointInc.com

INVESTORS:
Cameron Associates
Lester Rosenkrantz
(212) 245-8800 x212
e-mail: lester@cameronassoc.com

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